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                                                                   EXHIBIT 10.10

                                Radian Group Inc.
                     Supplemental Executive Retirement Plan

                 Amended and Restated Effective January 1, 2002

                                    ARTICLE 1
                                     PURPOSE

     The purpose of the Plan is to provide for supplemental retirement and related benefits for a select group of management and highly compensated employees of Radian Group Inc. (the "Company") as part of an integrated compensation program which is intended to assist the Company in attracting, motivating and retaining employees of superior ability, industry and loyalty. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of Management or highly-compensated employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974. This Plan was established effective January 1, 1997, and most recently amended effective January 1, 2002.

                                    ARTICLE 2
                                   DEFINITIONS

     The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

     2.01 "Actuarial Equivalent" shall have the meaning set forth in the Pension Plan, which definition is hereby incorporated by reference. Effective January 1, 2002, the present value of a Participant's Accrued Benefit, payable in the form of a lump sum, shall be calculated by using the Applicable Interest Rate and Applicable Mortality Table. The "Applicable Interest Rate" shall be the average annual rate of interest on 30-year Treasury securities, as determined by Regulation or other Internal Revenue Service guidance for this purpose, determined during the November preceding the Plan Year during which the Annuity Starting Date occurs. The "Applicable Mortality Table" shall be the mortality table based on the prevailing Commissioners' standard table (described in Section 807(d)(5)(A) of the Code) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Section 807(d)(5) of the Code), that is prescribed by the Commissioner in revenue rulings, notices and other guidelines published in the Internal Revenue Bulletin.

     2.02 "Average Compensation" shall mean the Compensation of a Participant averaged over the 3 full Years of Service which produce the highest average within the last 10 completed years of employment. If a Participant has less than 10 full Years of Service from his date of hire to his date of termination, his Average Compensation will be based on his Compensation during his full Years of Service from his date of hire to his date of termination. If such a Participant has less than a full Year of Service, Compensation earned as an Employee shall be used. Compensation subsequent to termination of eligibility to participate shall not be recognized. For purposes of this Section, a "full Year of

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Service" means a Plan Year during which a Participant was employed continuously from the first day of the Plan Year to the last day of the Plan Year.

     2.03 "Base Compensation," with respect to any Participant, means his basic annual salary rate then in effect, excluding overtime, bonuses or any other form of additional compensation, but including any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Participant under Sections 125, 402(e)(3), 402(h), or 403(b) of the Code.

     2.04 "Board" shall mean the Board of Directors of Radian Group Inc.

     2.05 "Change of Control" shall mean the purchase or other acquisition by any person, entity or group of persons, the meaning of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Act) of 25 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then-outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.

     2.06 "Code" means the Internal Revenue Code of 1986, as amended.

     2.07 "Compensation," with respect to any Participant, means total compensation which is actually paid to the Participant during the determination period as calculated for federal income tax purposes for Form W-2, plus any amounts deferred pursuant to the Radian Voluntary Deferred Compensation Plan For Officers. The determination period shall be the Plan Year. Compensation shall include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Participant under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code, and shall exclude the value of any exercised stock options.

     Compensation shall be limited to 150% of Base Compensation for Designated Executives classified by the Committee as Tier 1 Participants, 135% of Base Compensation for Designated Executives classified as Tier 2 Participants, 130% of Base Compensation for Designated Executives classified as Tier 3 Participants, and 120% of Base Compensation for Designated Executives classified as Tier 4 Participants.

     2.08 "Committee" shall mean the Stock Option and Compensation Committee of the Board.

     2.09 "Company" shall mean Radian Group Inc. and any successor thereto.

     2.10 "Company Stock" shall mean the common stock of the Company.

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     2.11 "Credited Service" shall have the same meaning as set forth in the
Pension Plan, which is hereby incorporated by reference.

     2.12 "Designated Beneficiary" shall mean the beneficiary designated by the Participant to receive any benefits payable under the Plan upon his death. The Participant shall designate his beneficiary on a form provided to the Participant under the Radian Secured Benefit Plan, so that the same beneficiary designated to receive the proceeds of a life insurance policy purchased on behalf of the Participant shall be the Designated Beneficiary under this Plan. In the absence of such beneficiary designation, the Participant's Designated Beneficiary shall be his spouse and, if none, his estate.

     2.13 "Designated Executive" shall mean each Company executive designated by the Board to participate in the Plan. The Board, in its sole discretion, shall designate or un-designate those executives of the Company by name, and shall notify each such individual in writing of a change in his eligibility to participate. Participation, with respect to any Designated Executive, shall commence as of the date specified, subject to any conditions established by the Board.

     2.14 "Disability" shall mean that, because of physical injury, mental illness or sickness, (a) the Participant cannot perform his important duties and
(b) the Participant is under the regular care of a physician, which condition has continued for a period of twelve consecutive months, and the Company has obtained the written opinion of a qualified physician designated by the Company and rendered within the final month of the twelve month period that it is not likely that such disability will cease during the next twelve months.

     2.15 "Early Retirement Date" means the date a Participant has attained age 55 and completed 10 Years of Credited Service.

     2.16 "401(k) Plan" means the Radian Group Inc. Savings Incentive Plan, as amended from time to time.

     2.17 "Hypothetical 401(k) Contribution Account" means an amount equal to the value of the Participant's "Hypothetical 401(k) Plan Contribution Account" as of his entry into the Plan (as defined below) plus the sum of all "Hypothetical 401(k) Plan Elective Deferrals" and corresponding "Hypothetical Company Matching Contributions" plus interest credited to such amounts at the rate of 8% per annum compounded annually. Interest on the Hypothetical 401(k) Contribution Account shall be credited on December 31 of each Plan Year. For this purpose, all Hypothetical 401(k) Plan Elective Deferrals and Hypothetical Company Matching Contributions are considered to be made on July 1 of each Plan Year. "Hypothetical 401(k) Plan Elective Deferrals" means for each Plan Year an amount equal to the greater of the actual amount a respective Participant contributed as a salary deferral under the 401(k) Plan or the dollar limitation amount in effect for such Plan Year pursuant to Code Section 402(g)(1). "Hypothetical Company Matching Contributions" means the matching contribution amount the Company would have contributed to the Participant's account for a Plan Year of reference under the 401(k) Plan had the Hypothetical 401(k) Plan Elective Deferrals been made. As of the Participant's date of

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entry into the Plan, the value of the Hypothetical 401(k) Plan Contribution
Account shall be equal to the total account balance the Participant has in the 401(k) Plan, less the amounts attributable to rollover contributions, if any.

     2.18 "Normal Retirement Date" shall mean the later of a Participant's attainment of age 65 or his completion of 10 years of Credited Service.

     2.19 "Participant" shall mean a Designated Executive who is eligible to participate in the Plan in accordance with Section 3 hereof.

     2.20 "Pension Plan" shall mean the Radian Group Inc. Pension Plan.

     2.21 "Plan" shall mean this Radian Group Inc. Supplemental Executive Retirement Plan, as it may be amended from time to time.

     2.22 "Plan Year" shall mean the calendar year.

     2.23 "Straight Life Annuity" shall mean a monthly lifetime pension commencing at a Participant's Normal Retirement Date.

     2.24 "Trust" shall mean the rabbi trust established in connection with the Plan pursuant to Section 10 hereof.

                                    ARTICLE 3
                           ELIGIBILITY TO PARTICIPATE

     Participants in the Plan shall be the specified Designated Executives who have attained age 45. A Designated Executive shall be designated a Participant because, among other things, the Board believes that he has made or is likely to make a substantial, long-term contribution to the success of the Company.

                                    ARTICLE 4
                                     VESTING

     A Participant's Accrued Benefit under the Plan shall become fully vested upon his completion of 10 years of Credited Service. Benefits shall become payable under this Plan only to the extent a Participant is vested in such benefits. A Participant who ceases to be employed by the Company prior to becoming vested in his Accrued Benefit by reason of his death or Disability shall be made fully vested upon the occurrence of such event.

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                                    ARTICLE 5
                                 ACCRUED BENEFIT

     5.01 Accrued Benefit

     A Participant's "Accrued Benefit" shall be his accrued benefit determined as of a date of reference pursuant to the terms of the Pension Plan, after adjustment pursuant to Sections 5.02 and 5.03 and 5.04 hereof, as applicable. Solely for purposes of this Plan, a Participant's accrued benefit determined under the terms of the Pension Plan shall be based on Average Compensation without regard to the limitations taken into account pursuant to Code Section 401(a)(17).

     5.02 Maximum Accrued Benefit

     A Participant's "Accrued Benefit" before adjustment pursuant to Sections
5.03 and 5.04 hereof, shall not exceed the greater of:

     (a) His Accrued Benefit as pursuant to Section 5.01 above based solely upon his Base Compensation; or

     (b) An accrued benefit, equal to 100% of his Base Compensation for a Plan Year of reference reduced by the Actuarial Equivalent of an amount equal to his Hypothetical 401(k) Contribution Account, payable in the form of a Straight Life Annuity commencing at Normal Retirement Date.

     5.03 Accrued Benefit Offset

     A Participant's Accrued Benefit determined pursuant to Sections 5.01 and
5.02 above shall be reduced by his accrued benefit earned under the Pension Plan as of a date of reference, payable in the form of a Straight Life Annuity commencing at Normal Retirement Date.

     5.04 Increase in Accrued Benefit upon Change of Control

     In the event of a Change in Control, a Participant's Accrued Benefit determined as of the date of the Change of Control shall automatically be increased by 10%.

     5.05 Reduction in Accrued Benefit upon Participant's Call

     In the event a Participant makes an election as described in Article 9, his Accrued Benefit shall be reduced by 10%.

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                                    ARTICLE 6
                            DISTRIBUTION OF BENEFITS

     Except as otherwise provided herein, the Accrued Benefit of a Participant will be distributed as soon as practicable following the later of his termination of employment (including on account of Disability) or his Normal Retirement. The normal form of distribution will be a lump sum. Such lump sum payment shall be offset by the cash value accumulation (in excess of the premiums paid by the Company), if any, payable to such Participant under a life insurance policy purchased on behalf of the Participant under the Radian Secured Benefit Plan.

                                    ARTICLE 7
                            EARLY RETIREMENT BENEFIT

     7.01 Early Retirement Benefit

     A Participant who retires on or after his Early Retirement Date (and prior to his Normal Retirement Date) shall be entitled to an Early Retirement Benefit equal to his Accrued Benefit payable at his Normal Retirement Date.

     7.02 Early Commencement Prior to Age 65

     A Participant who has attained his Early Retirement Date and who retires prior to age 65 may elect an immediate commencement of his Early Retirement Benefit. Such Benefit shall be his Accrued Benefit reduced for early commencement using the same factors for early commencement set forth in Article 5 of the Pension Plan.

     7.03 Early Commencement After Age 62

     With Board of Directors approval, a Participant who has attained his Early Retirement Age and who retires from active employment on or after his attainment of age 62 shall be entitled to immediately commence receiving an Early Retirement Benefit equal to his Accrued Benefit, without reduction for early commencement.

                                    ARTICLE 8
                                  DEATH BENEFIT

     A Death Benefit equal to the Actuarial Equivalent lump sum value of a Participant's vested Accrued Benefit shall be payable to the Participant's Designated Beneficiary with respect to any Participant who dies prior to the commencement of his benefits. This benefit shall be payable as a single sum payment. Payment shall be made to the Participant's Designated Beneficiary within 90 days after death. Such lump sum payment shall be offset by the cash value accumulation (in excess of the premiums paid by the Company), if any, which is payable to such Participant's Designated Beneficiary under a life insurance policy purchased on behalf of the Participant under the Radian Secured Benefit Plan.

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                                    ARTICLE 9
                         CALLABLE RIGHTS OF PARTICIPANTS

     Each Participant who is vested in his benefit may make a written election (the "Election"), in accordance with the procedures described below, to receive an immediate distribution of the Actuarial Equivalent of his Accrued Benefit, payable in a single sum payment from the Trust. The amount payable pursuant to such Election shall be the Actuarial Equivalent of his Accrued Benefit determined pursuant to Article 5 including Section 5.05; 10% of his Accrued Benefit shall be forfeited as set forth in Section 5.05. The amount payable shall be further offset by the cash value accumulation, if any, payable to such Participant under a life insurance policy purchased on behalf of the Participant under the Radian Secured Benefit Plan. To the extent the Trust is not adequately funded to make the payment described herein, the Company shall be required to make an irrevocable contribution to the Trust of such additional funds as shall be required to make such payment within 60 days after the Participant's Election. Distribution shall be made within 90 days after the Election is filed with the Committee. Any Participant who makes such Election shall, upon making the Election, be precluded from any further participation in the Plan, at any time.

                                   ARTICLE 10
                             FUNDING OF LIABILITIES

     10.01 Company Contributions

     The Plan is intended to be an unfunded, nonqualified plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management and highly compensated employees. However, benefits under the Plan may be provided through a "rabbi trust," hereinafter called "Trust." A contribution to such Trust in any year shall not create any obligation of the Company to make contributions to such Trust thereafter. The Plan shall be administered and construed so as to effectuate this intent. Any liability of the Company to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan, and shall give rise only to a claim against the general assets of the Company. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specified property of the Company. To the extent any benefits payable under the Plan are paid through a "rabbi trust," the Company's contractual obligations, if any, shall be reduced accordingly.

     10.02 Change in Control

     Upon a Change in Control, the Company shall, as soon as possible, but in no event longer than 60 days following the Change in Control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan Participant or Designated Beneficiary the benefits to which Plan Participants or their Designated Beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred, including the increase in benefits described in Section 5.04 of the Plan.

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                                   ARTICLE 11
                                    COMMITTEE

     11.01 Nonfiduciary

     Neither the Committee, its individual members nor the Company shall be deemed to be a fiduciary with respect to the Plan.

     11.02 Quorum

     A majority of the members of the Committee shall constitute a quorum for any meeting held with respect to the Plan, and the acts of a majority of the members present at any meeting at which a quorum is present, or the acts unanimously approved in writing by all members of the Committee, shall be valid acts of the Committee. No member of the Committee may act or vote with respect to a decision of the Committee specifically relating to his benefits, if any, under the Plan.

     11.03 Powers

     The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

     (a) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

     (b) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto; and

     (c) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

     The acts and determinations of the Committee within the powers conferred by the Plan, including determinations with respect to claims of a Participant or Designated Beneficiary made in accordance with Article 8 shall be final and conclusive for all purposes of the Plan, and shall not be subject to appeal or review by persons or entities other than the Company.

     11.04 Indemnity

     No member of the Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by him as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member; except for his own fraud or willful misconduct. No member of the Committee shall be liable in any way

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for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his own membership on the Committee, except expenses and liabilities arising out of a Committee member's own fraud or willful misconduct.

     11.05 Compensation and Expenses

     Members of the Committee who are employees of the Company shall receive no compensation for their services rendered as members of the Committee. Any other members of the Committee who are not employees of the Company shall receive such reasonable compensation for their services as may be authorized from time to time by the Company and, except as otherwise provided by this Section, members of the Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such compensation and expenses, as well as extraordinary expenses authorized by the Company, shall be paid by the Company.

     11.06 Participant Information

     The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information may include, but shall not be limited to, the names of all Participants, the date each Designated Executive became a Participant, his earnings and date of birth, employment, termination of employment, retirement or death. Such information shall be conclusive for all purposes of the Plan, and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

     11.07 Inspection of Documents

     The Committee shall make available to each Participant and his Designated Beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of such Participant and Designated Beneficiary under the Plan.

                                   ARTICLE 12
                    EFFECTIVE DATE, TERMINATION AND AMENDMENT

     Participation in this Plan shall become effective as of the date so designated by the Board, and shall continue until such time as the Plan is terminated. This Plan may be terminated at any time and amended from time to time by the Board, provided that neither the termination nor any amendment of the Plan may, without the written approval of the Participant, reduce any vested Accrued Benefit of a Participant. If a Participant has no vested Accrued Benefit as of the effective date of a termination of the Plan or an amendment of the Plan which would preclude the Participant from becoming vested in an

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Accrued Benefit, such Participant shall have no rights or entitlements to any benefits under the Plan.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

     13.01 Anti-alienation

     No benefit payable under the Plan shall be subject to any manner of anticipation, alienation, sale, transfer, assignment, pledge, attachment or encumbrance except by the company; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, attach or encumber such benefit, except by the Company, shall be void.

     13.02 Unsecured Creditor Status

     Any Participant who may have or claim any interest in or right to any compensation, payment, or benefit payable hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in a Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract or other property of any kind whatever owned by the Company, or in which the Company may have any right, title or interest, nor or at any time in the future. Any insurance policy or other assets acquired by the Company to fund, in whole or in part, the Company's liabilities under the Plan shall not be deemed to be held as security for the performance of the obligations of the Company hereunder but shall be, and remain, a general, unpledged and unrestricted asset of the Company subject to the claims of its creditors.

     13.03 Other Company Plans

     It is agreed and understood that any benefits under this Plan are in addition to any and all employee benefits to which a Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

     13.04 Separability

     If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

     13.05 Continued Employment

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     Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon any Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss any employee (including a Participant), or otherwise deal with any employee (including a Participant) to the same extent as though the Plan had not been adopted.

     13.06 Incapacity

     If the Committee determines that a Participant or Designated Beneficiary is unable to care for his affairs because of illness or accident, or is a minor, any benefit due such Participant or Designated Beneficiary under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Committee to have incurred expense for such Participant or Designated Beneficiary (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company's obligation hereunder.

     13.07 Jurisdiction

     The Plan shall be construed, administered, and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

     13.08 Tax Withholding

     Benefit payments hereunder shall be subject to withholding, to the extent required (as determined by the Committee) by applicable tax or other laws.

     13.09 Gender and Number

     Except where otherwise clearly indicated by context, the masculine shall include the feminine and the singular shall include the plural, and vice versa.

                                   ARTICLE 14
                                     CLAIMS

     If, pursuant to the provisions of the Plan, the Committee denies the claim of a Participant or Designated Beneficiary for benefits under the Plan, the Committee shall provide written notice, within 60 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

     (a) the specific reasons for such denial;

     (b) the specific reference to the Plan provisions on which the denial is based;

     (c) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

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     (d) an explanation of the Plan's claim review procedure and the time limitations of this subsection applicable thereto.

     A Participant or Designated Beneficiary whose claim for benefits has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case such decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision or review shall state the specific reasons therefor and the specific Plan references on which it is based.

     IN WITNESS WHEREOF, the Company has caused this amended and restated Plan
to be adopted as the           day of          , 2002.
                     ---------        ---------

Attest:                                          Radian Group Inc.


By:                                              By:
   ----------------------------                     ----------------------------
Corporate Secretary                              Corporate Officer

     ( S E A L )

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